SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Trident Microsystems, Inc.

(Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[TRIDENT LOGO]

January 2, 2004

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of Trident Microsystems, Inc. The meeting will be held on Monday, January 26, 2004 at 9:00 a.m. local time, at the principal executive offices of Trident Microsystems, Inc., 1090 East Arques Avenue, Sunnyvale, California 94085.

     The Notice of Special Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

     After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the Special Meeting and vote in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

     The Board of Directors and management look forward to seeing you at the Special Meeting.

Very truly yours,

FRANK C. LIN
Chairman of the Board of Directors,
President and Chief Executive Officer

TRIDENT MICROSYSTEMS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held January 26, 2004

To the Stockholders:

     Please take notice that a special meeting of the stockholders of Trident Microsystems, Inc. (the “Company”), will be held on January 26, 2004, at 9:00 a.m. local time, at the principal executive offices of Trident Microsystems, Inc., 1090 East Arques Avenue, Sunnyvale, California 94085, for the following purposes:

1.	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 60,000,000.

2.	To transact such other business as may properly come before the Special Meeting.

     Stockholders of record at the close of business on December 17, 2003 are entitled to notice of, and to vote at, this Special Meeting and any adjournment thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at the Company’s principal offices.

By order of the Board of Directors,

FRANK C. LIN Chairman of the Board of Directors, President and Chief Executive Officer

Sunnyvale, California January 2, 2004

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the Special Meeting. If you attend the Special Meeting, you may choose to vote in person even if you have previously sent in your proxy card.

Proxy Statement for a Special Meeting of Stockholders

TRIDENT MICROSYSTEMS, INC.
1090 East Arques Avenue
Sunnyvale, California 94085

     The accompanying proxy is solicited by the Board of Directors of Trident Microsystems, Inc., a Delaware corporation (the “Company”), for use at a Special Meeting of Stockholders to be held January 26, 2004, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The date of this Proxy Statement is January 2, 2004, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

SOLICITATION AND VOTING OF PROXIES

     Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. The Company has retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies. The fee to be paid by the Company to such proxy solicitation firm is not expected to exceed $4,000 and the Company will also reimburse MacKenzie Partners, Inc. for its out of pocket expenses. In addition, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may also use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting Securities. Only stockholders of record as of the close of business on December 17, 2003 will be entitled to vote at the Special Meeting and any adjournment thereof. As of that date, there were                    shares of common stock of the Company, par value $.001 per share (“Common Stock”), issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented at the meeting. The Company’s By-Laws provide that the holders of a majority of all of the shares of the stock entitled to vote at the meeting, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

     Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

     Voting of Proxies. All valid proxies received prior to the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is exercised, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of December 5, 2003, with respect to the beneficial ownership of the Company’s Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock, (ii) each director and director-nominee of the Company, (iii) the Chief Executive Officer and the two other most highly compensated executive officers of the Company as of June 30, 2003, whose salary and incentive compensation for the fiscal year ended June 30, 2003 exceeded $100,000 (“Named Executive Officers”), and (iv) all executive officers and directors of the Company as a group.

	Shares Owned (1)(2)
Name and Address of	Number	Percentage
Beneficial Owners	of Shares	of Class

Beneficial Owners of in Excess of 5% (other than directors and named executive officers)
Dimensional Fund Advisors, Inc.(3) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,000,600	6.07%
FMR Corp.(4) 82 Devonshire Street Boston, MA 02109	1,437,650	8.72%
Kern Capital Management LLC (5) 114 West 47th Street, Suite 1926 New York, NY 10036	1,704,900	10.34%
Named Executive Officers and directors(6)
Glen M. Antle(7)	54,584	*
Yasushi Chikagami(8)	45,144	*
Frank C. Lin(9)	2,133,796	12.95%
John Luke(10)	13,334	*
Millard Phelps(11)	23,923	*
Jung-Herng Chang(12)	356,547	2.16%
Peter Jen(13)	319,470	1.94%
Executive officers and directors as a group (7 persons)(14)	2,946,798	17.88%

*	Less than 1%

(1)	Except as otherwise noted, the persons named in the table have the sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The number of shares indicated includes in each case the number of shares of Common Stock issuable upon exercise of stock options to the extent such options are currently exercisable for purposes of this table. Options and warrants are deemed to be “currently exercisable” if they may be exercised within 60 days of December 5, 2003.

(2)	Calculated on the basis of 15,073,388 shares of Common Stock outstanding as of December 5, 2003, provided that any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after December 5, 2003 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.

(3)	Based on a Schedule 13G/A filed on February 12, 2003 by Dimensional Fund Advisors, Inc.

(4)	Based on a Schedule 13G filed on September 10, 2003 by FMR Corp.

(5)	Based on a Schedule 13G filed on August 8, 2003 by Kern Capital Management LLC.

(6)	The address of the executive officers and directors is c/o Trident Microsystems, Inc., 1090 East Arques Avenue, Sunnyvale, CA 94085.

(7)	Includes 54,584 shares subject to options exercisable by Mr. Antle within sixty days of December 5, 2003.

(8)	Includes 1,000 shares held by a joint tenant account for Mr. Chikagami’s wife, son and daughter. Also includes 44,144 shares subject to options exercisable by Mr. Chikagami within sixty days of December 5, 2003.

(9)	Includes 685,000 shares subject to options exercisable by Mr. Lin within sixty days of December 5, 2003. Also includes 10,500 shares held by Mr. Lin’s wife, 24,421 shares held by Mr. Lin’s second son and 23,421 shares held by Mr. Lin’s youngest son.

(10)	Includes 13,334 shares subject to options exercisable by Mr. Luke within sixty days of December 5, 2003.

(11)	Includes 22,968 shares subject to options exercisable by Mr. Phelps within sixty days of December 5, 2003.

(12)	Includes 315,000 shares subject to options exercisable by Mr. Chang within sixty days of December 5, 2003.

(13)	Includes 275,000 shares subject to options exercisable by Mr. Jen within sixty days of December 5, 2003.

(14)	Includes 1,410,030 shares subject to options exercisable within sixty days of December 5, 2003.

PROPOSAL

APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
AUTHORIZED SHARES OF COMMON STOCK

     The stockholders are being asked to approve an amendment to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) to increase the number of authorized shares of Common Stock from 30,000,000 to 60,000,000. In December 2003, the Company’s Board of Directors adopted resolutions approving and authorizing the amendment and directing that the amendment be submitted to a vote of the stockholders at a special meeting. The Board determined that the amendment is in the best interests of the Company and its stockholders and unanimously recommends approval by the stockholders. If the proposed amendment is approved by the stockholders, the Board currently intends to file with the Secretary of State of the State of Delaware a Certificate of Amendment to the Restated Certificate reflecting such amendment as soon as practicable following stockholder approval.

     The Restated Certificate currently authorizes the issuance of up to 30,500,000 shares of stock, of which 30,000,000 shares are designated as Common Stock, $.001 par value per share, and 500,000 shares are designated as Preferred Stock, $.001 par value per share. No shares of Preferred Stock are issued and outstanding. The proposed amendment will not, if adopted, result in an increase in the number of authorized shares of Preferred Stock. Of the 30,000,000 shares of Common Stock currently authorized, as of the close of business on December 15, 2003, there were                    shares of Common Stock issued and outstanding. In addition, as of December 15, 2003, the Company has reserved up to approximately 460,478 shares of Common Stock for issuance pursuant to the Company’s employee stock purchase plan and 6,707,610 shares of Common Stock for issuance pursuant to the Company’s current incentive compensation plans and programs.

     The Board of Directors has proposed this amendment to ensure that the Company has sufficient shares available for general corporate purposes including, without limitation, equity financings, acquisitions, establishing strategic relationships with corporate partners, providing equity incentives to employees, and payments of stock dividends, stock splits or other recapitalizations. On December 12, 2003, the Company completed the payment of a stock dividend in the form of a three-for-two stock split, which significantly increased the number of shares of Common Stock outstanding and the number reserved for issuance. As a result, the Company currently has only                    shares of Common Stock available for issuance in future transactions, such as mergers or financings. The Company considers from time to time acquisitions, equity financings, strategic relationships and other transactions as market conditions or other opportunities arise. Without an increase in the shares of Common Stock authorized for issuance, the Company might not be able to conclude any such transaction in a timely fashion.

      The Board will be reviewing financing alternatives for the Company and considering whether and when to undertake a financing. The Company could undertake a financing whether or not this proposal is adopted, but if this Proposal is not approved, the size of any such financing would be restricted by the need to reserve shares for other purposes. As of the date of this Proxy Statement, no decision has been reached as to whether to proceed with a financing, or when to undertake a financing. However, the Board may determine to proceed with a financing while proxies are being solicited pursuant to this Proxy Statement: however, any such decision will depend upon numerous factors, including the Board's determination of whether such a transaction is in the best interests of stockholders, market conditions and the Company's financing needs, and may depend in part upon whether stockholders approve this proposal. This proposal would be submitted to stockholders whether or not a financing was considered or undertaken, and approval of this proposal does not include approval of a financing. Even if the proposal is approved, the Company may not proceed with a financing in the immediate future, or at any time.

     If the stockholders approve the proposed amendment, the Board may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as may be required in particular cases by the Company’s charter documents, applicable law or the rules of any national securities exchange on which shares of Common Stock of the Company may then be listed. Under the Company’s Restated Certificate, the Company’s stockholders do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of Common Stock. In addition, if the Board elects to cause the Company to issue additional shares of Common Stock or securities convertible into or exercisable for Common Stock, such issuance could have a dilutive effect on the voting power and earnings per share of existing stockholders.

     The increase in the number of authorized shares of Common Stock could have an anti-takeover effect, although this is not the intent of the Board in proposing the amendment. For example, if the Board issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board of Directors. As of the date of this Proxy Statement, the Board is not aware of any attempt or plan to obtain control of the Company.

     If approved, the amendment would amend and restate Section A of Article Fourth of the Restated Certificate as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is Sixty Million Five Hundred Thousand (60,500,000), which consists of 60,000,000 shares of Common Stock with par value of $.001 per share and 500,000 shares of Preferred Stock with par value of $.001 per share.”

     The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment. Therefore, abstentions and broker non-votes will have the same effect as votes against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder proposal must be received at the Company’s principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement or (iii) in the event of a special meting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

     Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at 1090 East Arques Avenue, Sunnyvale, California 94085, no later than July 1, 2004, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company’s proxy statement for that meeting.

TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the Board of Directors does not know of any other matter that may come before the Special Meeting. If any other matter or matters are properly brought before the Special Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

     The Board of Directors hopes that stockholders will attend the Special Meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Special Meeting, and your cooperation will be appreciated.

By Order of the Board of Directors

FRANK C. LIN
Chairman of the Board of Directors,
President and Chief Executive Officer

January 2, 2004

APPENDIX A

Form of Proxy

TRIDENT MICROSYSTEMS, INC.

Proxy for a Special Meeting of Stockholders

To be held on January 26, 2004

Solicited by the Board of Directors

     The undersigned hereby appoints Frank C. Lin and Peter Jen, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Trident Microsystems, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s principal executive offices, 1090 East Arques Avenue, Sunnyvale, California 94085, on January 26, 2004, at 9:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated January 2, 2004 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE PROPOSAL.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE

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☒	Please mark votes as in this example

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

A vote FOR the following proposals is recommended by the Board of Directors:

     1. To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 60,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please sign here. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity	Signature:	Date:
	Signature:	Date:

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